UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2007

REGENERATION TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2007, Regeneration Technologies, Inc. (the “Company”), Rockets FL Corp., a wholly-owned subsidiary of the Company (the “Merger Subsidiary”) and Tutogen Medical, Inc. (“Tutogen”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to combine the Company and Tutogen in a tax-free, stock-for-stock exchange. Pursuant to the terms of the Merger Agreement:

•	the Merger Subsidiary will be merged with and into Tutogen.

•	Tutogen will continue as the surviving corporation in the merger and as a wholly-owned subsidiary of the Company.

•

the Company will issue 1.22 shares of its common stock to the holders of Tutogen common stock for each share of Tutogen common stock issued and outstanding (the “Exchange Ratio”) immediately prior to the effective time of the Merger.

•

the Company will assume each outstanding option to purchase shares of Tutogen common stock such that those options become options to purchase the Company’s common stock at the Exchange Ratio on substantially the same terms and conditions.

•

the Company will enter into an employment agreement with Guy L. Mayer pursuant to which Mr. Mayer will serve as President of the combined company, reporting to the Chief Executive Officer of the combined company.

•	the initial Board of Directors of the combined company will consist of all seven current directors of Regeneration Technologies and five of the current directors of Tutogen.

Consummation of the merger is subject to customary conditions, including the adoption of the Merger Agreement by a majority of Tutogen’s stockholders, the approval by the Company’s stockholders of an increase in the number of shares of the Company’s authorized common stock and the issuance of common stock to Tutogen’s stockholders in accordance with the Merger Agreement, and the expiration or termination of any required waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement also contains customary representations, warranties and covenants, including covenants for each of the Company and Tutogen to cause a stockholders meeting to be called and held as soon as practicable to vote on the adoption of the Merger Agreement and related transactions. The Merger Agreement contains certain termination rights for both the Company and Tutogen and further provides that upon termination of the Merger Agreement under specified circumstances, either the Company or Tutogen, as the case may be, may be required to pay the other a fee equal to $6,500,000.

There are no material relationships between the Company and Tutogen other than those relating to the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed by the Company as an exhibit to a future Current Report on Form 8-K.

A copy of the press release announcing the Merger Agreement is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERATION TECHNOLOGIES, INC.

Date: November 13, 2007	By:	/s/ Thomas F. Rose
	Name:	Thomas F. Rose
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Regeneration Technologies, Inc. press release dated November 13, 2007.